CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated November 3, 1997, on the consolidated financial statements of MFB Corp. which is incorporated by reference in MFB Corp.'s Annual Report on Form 10-K for the year ended September 30, 1997, in MFB Corp.'s Registration Statements on Form S-8 (Registration No. 33-84340) and Registration No. (333-13051).



                                             Crowe, Chizek and Company LLP

South Bend, Indiana
December 23, 1997